Exhibit 23(a)


                        Consent of Independent Auditors


               We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CompuMed, Inc. Non-qualified Stock Option Agreements and Consultant Agreements of our report dated December 5, 1994, except for Note J as to which the date is December 29, 1994, with respect to the consolidated financial statements of CompuMed, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1994, filed with the Securities and Exchange Commission.


               Los Angeles, California                /s/ Ernst & Young LLP
               October 12, 1995